UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2013

MKS Instruments, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts		01810
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-645-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2013, the Board of Directors of MKS Instruments, Inc. (the "Corporation") appointed Gerald G. Colella as President of the Corporation. Mr. Colella shall also continue in his role of Chief Operating Officer of the Corporation. He will report to Leo Berlinghieri, who resigned from his position as President on February 11, 2013. Mr. Berlinghieri shall continue in his role as Chief Executive Officer of the Corporation.

Mr. Colella, age 56, joined the Corporation in 1983. He served as the Corporation's Vice President and Chief Operating Officer from January 2010 until February 2013, and served as Vice President and Chief Business Officer from April 2005 until January 2010. In addition, Mr. Colella served as Acting Group Vice President, PRG Products from July 2007 to March 2010. From October 1997 to April 2005, he served as Vice President, Global Business and Service Operations, from March 1996 to October 1997, he served as Director of Materials Planning and Logistics, and from 1994 to 1996, he served as Materials Planning and Logistics Manager.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated February 12, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

February 14, 2013	By:	/s/ Seth H. Bagshaw

Name: Seth H. Bagshaw
Title: Vice President, Chief Financial Officer & Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 12, 2013.